INDEPENDENT AUDITORS CONSENT




     We hereby consent to the incorporation by reference in the Registration Statements of Ajay Sports, Inc. and Subsidiaries on form S-3 Registration No. 333-11365 and form S-8 of our report dated March 12, 1999, appearing in this Annual Report on Form 10-K of Ajay Sports Inc. and Subsidiaries for the year ended December 31, 1999.


HIRSCH SILBERSTEIN & SUBELSKY, P.C.



Farmington Hills, Michigan
April 21, 2000